EXHIBIT 99.1

HPEV, Inc. Enters Into $10 Million Stock Purchase Agreement with Lincoln Park Capital Fund, LLC

TAMPA, FL - (Marketwired - February 24, 2014) - HPEV, Inc. (OTCQB: WARM), an innovator in energy efficiency and heat dispersion technologies, announced today that it has entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC committed to invest, at the HPEV’s sole option, up to $10 million of equity capital pursuant to the purchase agreement. Drexel Hamilton LLC acted as the exclusive placement agent on behalf of the Company for the transaction.

“This access to capital from LPC increases our flexibility to build out our team and continue to move aggressively into the markets that we are currently serving. Additionally, the transaction allows us to enter new markets at an accelerated pace as we proliferate our technology and patents,” commented Theodore Banzhaf, HPEV’s President.

During the 36-month term of the purchase agreement the HPEV, at its sole discretion, has the right to sell to LPC up to $10 million of its common stock, in amounts as described in the purchase agreement and subject to certain conditions, which include the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the sale of the shares that may be issued to LPC. HPEV controls the timing and amount of any future investment and LPC is obligated to make purchases, if and when the HPEV decides in accordance with the purchase agreement.

There are no upper limits to the price LPC may pay to purchase HPEV common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. In consideration for entering into the agreement, the Company has issued shares of common stock to LPC as a commitment fee. The agreement may be terminated by HPEV at any time, at its sole discretion, without any monetary cost.

A more detailed description of the purchase agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About HPEV, Inc.

HPEV, Inc. is an intellectual property and product development company that employs a license and royalty model. The company has expertise in thermal dispersion technologies and their application to various product platforms. The Company is currently commercializing its patented thermal technology and has additional patents-pending for various OEM applications of its proprietary heat removal technologies. The markets that will be addressed by these technologies include myriad industries such as pumps, fans, compressors, batteries, motors, generators and bearings.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on plans and expectations of management and are subject to uncertainties and risks that could affect the company's plans and expectations, as well as results of operations and financial condition. A listing of risk factors that may affect the company's business prospects and cause results to differ from those described in the forward-looking statements can be found in company reports and documents filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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